U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : October 15, 2004

TRANSAX INTERNATIONAL LIMITED
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(Exact Name of Small Business Issuer as Specified in its Charter)

COLORADO
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(State or other Jurisdiction as Specified in Charter)

00-27845 ----------------------------------- (Commission file number)	84-1304106 ------------------------------------------------- (I.R.S. Employer Identification No.)
7545 Irvine Center Drive, Suite 200
Irvine, CA, 92618
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(Address of Principal Executive Offices)

949-623-8316
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(Issuer's telephone number)

Check to appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 12, 2004, the board of directors of Transax International Limited, a Colorado corporation (the "Company"), made a public announcement and press release disclosing material non-public information regarding the Company's results of operations for the third-quarter ended September 30, 2004.

The press release dated October 12, 2004 of the Company is filed as Exhibit 2.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

2.1 News Release of Transax International Limited dated October 12, 2004.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: October 15, 2004	Transax International Limited By: /s/ Stephen Walters ----------------------------------------- Stephen Walters President & CEO

EXHIBIT 2.1
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Transax International Limited Reports Significant Transaction Volume and Revenue Increase For Third Quarter 2004. Brazil Operations Reach Break Even Status.

IRVINE, Calif. October 12th, 2004 - Transax International Limited ("Transax") (OTC Bulletin Board: TNSX; Frankfurt/Berlin: TX6) has reported today through an 8K fling to the Securities and Exchange Commission that it has achieved a 38% increase in transaction volume during the third quarter 2004 compared with the second quarter of 2004 and will record third quarter revenues in excess of USD360,000. For the months of August 2004 and September 2004 alone, Transax has recorded revenues of approximately USD250,000 and its operations in Brazil have reached the break-even point.

Commenting on the preliminary results for the third quarter of 2004, Stephen Walters. President & CEO, stated: "Since commencing our roll-out program, we have experienced seven consecutive quarters of transaction volume and revenue growth. Moreover, our results for the third quarter 2004, and especially the 38% transaction volume increase over the June 2004 quarter is a credit to our operations staff." Walters continued: "With favorable contract negotiations with our clients and the continued rollout of our solutions to healthcare providers, our operations in Brazil have achieved the break-even point, recording USD250,000 in revenues during the last 60 days, as we look forward to the continued roll-out of our solutions until we reach profitability."

Transax is currently in discussions with its clients on roll-out strategy for 2005, and expects to achieve double digit sequential revenue quarterly growth for the remainder of 2004 and beyond into 2005.

Based on the success of its "real time" solution in South America's largest market and its recurring revenue model, Transax plans a major expansion for 2005 into the North American market where it has received interest from a number of medical providers, medical professionals and payers to participate in a pilot scheme providing an "on line and real time" solution for authorization and adjudication of healthcare claims for the USA market. Transax is currently in discussions with a major USA based technology consulting group regarding changes required in its solution to become HIPPA compliant for the USA market.

About Transax International Limited: Transax is a premier international provider of information network solutions for healthcare providers and health insurance companies, enabling the "real-time" automation of routine patient eligibility verifications, authorization, claims processing and payment functions that are currently performed manually. The technology has been proven to significantly decrease health insurance claim expenditure and provides additional operational efficiencies for the health insurer. Transax "MedLink" solution has been specifically designed for the healthcare and health insurance industry to allow insurance companies, Health Maintenance Organizations, and other industry concerns to connect to healthcare providers and electronically undertake eligibility, authorization and processing of health claims in "real-time". MedLink has been developed as a "Total Connectivity" solution where Transax is able to provide an insurer with the ability to cost effectively process all of the transactions generated in "real time" regardless of location or method of generation. Presently operational in Brazil, Transax currently undertakes approximately 300,000 transactions per month, has contracts in place for in excess of 2,500,000 transactions per month, and other potential contracts in various stages of negotiation.

Web Site : www.transax.com
Email : info@transax.com

Investor Relations Inquiries
Mirador Consulting Inc, Boca Raton, Florida
Contact Casey Burt,
Tel : 877/Mirador or 877-647-2367
Email: cb@miradorconsulting.com

SAFE HARBOR STATEMENT "THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."